UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 12, 2016

Blue Buffalo Pet Products, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37510	46-0552933
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 River Road

Wilton, CT 06897

(Address of Principal Executive Offices) (Zip Code)

(203) 762-9751

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 12, 2016, Blue Buffalo Pet Products, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) by and among the Company, the selling stockholders named therein (the “Selling Stockholders”), and J.P. Morgan Securities LLC and Citigroup Global Markets Inc., relating to an underwritten offering of 14,300,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, pursuant to the Company’s Registration Statement on Form S-3 (File No. 333- 213594), filed on September 12, 2016. All of the Shares are being sold by the Selling Stockholders.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by the terms of such agreement, which is incorporated herein by reference and attached to this report as Exhibit 1.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of September 12, 2016, by and among Blue Buffalo Pet Products, Inc., the selling stockholders named therein and J.P. Morgan Securities LLC and Citigroup Global Markets Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE BUFFALO PET PRODUCTS, INC.

By:	/s/ Kurt T. Schmidt
Name:	Kurt T. Schmidt
Title:	Chief Executive Officer

Date: September 16, 2016

Index to Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of September 12, 2016, by and among Blue Buffalo Pet Products, Inc., the selling stockholders named therein and J.P. Morgan Securities LLC and Citigroup Global Markets Inc.